Exhibit 4.2
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of February 12, 2025, by and among Bambusa Therapeutics, Inc., a Delaware corporation (the “Company”), the Investors (as defined below) and the Converted Holders (as defined below).
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Series Seed Preferred Stock, Series Seed Plus Preferred Stock and/or shares of Common Stock (each as defined below) issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of August 28, 2024, by and among the Company and such Existing Investors (the “Prior Agreement”);
WHEREAS, the undersigned Existing Investors are holders of a sufficient number of the securities of the Company as are required to amend the Prior Agreement, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and
WHEREAS, certain of the Investors are parties to that certain Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the undersigned parties.
NOW, THEREFORE, the parties agree as follows:
1.Definitions. For purposes of this Agreement:
1.1“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
1.2“Board of Directors” means the board of directors of the Company.
1.3“BVF” means Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS LP, MSI BVF SPV, LLC and their respective Affiliates.
1.4“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.5“Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.
1.6“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the development of antibodies for the treatment of immunological and inflammatory (I&I) disorders, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor, in each case as determined in the good faith judgment of the Board of Directors. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that none of RA Capital, BVF, DawnBio, Invus Public Equities, L.P. (“Invus”), Redmile Biopharma Investments III, L.P. (“Redmile”) or Janus Henderson Biotech Innovation Master Fund Limited (“Janus”) or any of their respective Affiliates, shall be deemed to be a Competitor for purposes of this Agreement; provided that in the event that, but for the foregoing carveout, such Investor would meet the definition of Competitor for the purposes of this Agreement, such Investor shall (i) subject to any obligations of confidentiality, promptly notify the Company of such occurrence in writing, and (ii) ensure that adequate controls are instituted, such that any Person that receives confidential information of the Company is not actively engaged in the management or direction of such competitive business.
1.7“Converted Holder” means a holder of Common Stock issued upon conversion of the Preferred Stock pursuant to the Special Mandatory Conversion (as defined in the Certificate of Incorporation), including those Persons set forth on Schedule A under the heading “Converted Holders”.
1.8“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and any Free-Writing Prospectus and any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.9“DawnBio” means Dawn Holdco SCSp and its Affiliates.

1.10“Deemed Liquidation Event” shall have the meaning ascribed to it in the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date of this Agreement and regardless of the date on which such event occurs.
1.11“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.12“Direct Listing” means the initial listing of the Common Stock (or other equity securities of the Company) on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors by means of an effective registration statement filed by the Company with the SEC, without a related underwritten offering of such Common Stock (or other equity securities).
1.13“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.14“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.15“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.16“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.17“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
1.18“Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.19“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.20“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.21“Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 6.1, and each person who hereafter becomes a party to this Agreement pursuant to Section 6.9.
1.22“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.23“IRA Party” means, collectively, each Investor and Converted Holder.
1.24“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 672,494 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) (treating as outstanding for these purposes Milestone Shares (as defined in the Purchase Agreement) that such Investor is obligated to purchase pursuant to the Purchase Agreement) and that is not a Converted Holder.
1.25“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.26“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.27“Preferred Director” means any director of the Company that the holders of record of a class, classes or series of Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.
1.28“Preferred Stock” means, collectively, shares of the Company’s Series Seed Preferred Stock, Series Seed Plus Preferred Stock and Series A Preferred Stock.
1.29“RA Capital” means RA Capital Healthcare Fund, L.P., RA Capital Nexus Fund III, L.P. and their respective Affiliates.
1.30“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to the Special Mandatory Conversion other than for the purposes of Section 2.12 (Restrictions on Transfer); (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors from time to time; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced above; excluding in all cases (other than the restrictions on transfer and legend requirements in Section 2.12), however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13. Notwithstanding the foregoing, the Company shall in no event be obligated to register any Preferred Stock of the Company, and Holders of Registrable Securities will not be required to convert their Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.
1.31“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.32“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.
1.33“Sanctioned Party” means any Person: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (which as of the date of this Agreement comprise Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (“Restricted Countries”)); (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, the European Union, or the United Kingdom, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such Person are prohibited pursuant to applicable Sanctions.
1.34“Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States, European Union, or United Kingdom.
1.35“SEC” means the Securities and Exchange Commission.
1.36“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.37“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.38“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.39“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
1.40“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00001 per share.
1.41“Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.00001 per share.
1.42“Series Seed Plus Preferred Stock” means shares of the Company’s Series Seed Plus Preferred Stock, par value $0.00001 per share.
2.Registration Rights. The Company covenants and agrees as follows:
2.1Demand Registration.
(a)Form S-1 Demand. If at any time after 180 days after the effective date of the registration statement for the IPO or Direct Listing, as applicable, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least 40% of the Registrable Securities then outstanding, then the Company shall: (x) within ten days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.
(b)Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) use commercially reasonable efforts to as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c)Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 120 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12 month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 120 day period other than an Excluded Registration.
(d)Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one (1) registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).
2.2Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or a registration relating to a demand pursuant to Section 2.1), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3Underwriting Requirements.
(a)If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(b)In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below 25% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)Registration Not Effected. For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable

SEC rules, such 120 day period shall be extended for up to an additional 90 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus and, if required, any Free Writing Prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or any Free Writing Prospectus forming a part of such registration statement has been filed; and
(j)after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus or any Free Writing Prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000 per registration, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8Indemnification. If any Registrable Securities are included in a registration statement under this Section 2 or in connection with a Direct Listing, as applicable:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the provisions of this Section 2.8 that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(f)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
2.9Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)Use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO or Direct Listing, as applicable;
(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO or Direct Listing, as applicable), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.
2.11“Market Stand-off” Agreement. Each IRA Party hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement (other than an Excluded Registration) on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days, or if the Company is not then an emerging growth company as defined in the applicable SEC regulations, such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap, hedging, or other transaction or arrangement that transfers, or is designed to transfer, to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of such securities, whether or not any such transaction or arrangement described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall only apply to the IPO, and shall be applicable to the IRA Parties only if all officers and directors of the Company and stockholders individually owning more than 1% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each IRA Party further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. In order to enforce the covenants in this Section 2.11, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each IRA Party (and the shares or securities of every other person subject to the foregoing restrictions) until the end of such period.

2.12Restrictions on Transfer.
(a)The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and all other applicable U.S. laws and regulations. A transferring IRA Party will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such IRA Party to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO or Direct Listing, as applicable, SEC Rule 144, in each case, to be bound by the terms of this Section 2.12.
(b)Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The IRA Parties consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.
(c)The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the

IPO, the transfer is made pursuant to SEC Rule 144, the IRA Party thereof shall give notice to the Company of such IRA Party’s intention to effect such sale, pledge, or transfer; provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such IRA Party’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the IRA Party shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the IRA Party to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such IRA Party distributes Restricted Securities to an Affiliate of such IRA Party for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such IRA Party and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act and the Company will use commercially reasonable efforts to cause any such legend to be removed.
(d)If (A) the Registrable Securities may be sold by the Holder without restriction under SEC Rule 144(b)(1) (as evidenced by customary non-affiliate certifications), including without limitation, any volume and manner of sale restrictions, and without any requirement that “current public information” (within the meaning of SEC Rule 144 under the Securities Act) be available at the time of sale of such securities, including as a result of SEC Rule 144(i) under the Securities Act, (B) the Holder has sold or transferred Registrable Securities in compliance with SEC Rule 144 (in which case the Holder shall submit a letter agreement reasonably satisfactory to the Company and its transfer agent with respect to ongoing compliance with SEC Rule 144 under the Securities Act of 1933) or (C) the Registrable Securities are registered for resale under the Securities Act pursuant to an effective registration statement and the Holder has sold or transferred such Registrable Securities pursuant to such then-effective Registration Statement (in which case the Holder shall submit a letter agreement reasonably satisfactory to the Company and its transfer agent with respect to such sale pursuant to such then-effective Registration Statement), then the Company shall, if requested by the Holder, use its commercially reasonable efforts to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on such Registrable Securities (including by using commercially reasonable efforts to cause its legal counsel to deliver an opinion, if necessary, to the Company’s transfer agent in connection with the removal of such legends, if required by such transfer agent), and (ii) reasonably promptly after such request issue such Registrable Securities without any such legend in certificated or book-entry form or by electronic delivery (if then eligible for such delivery through the facilities of The Depository Trust Company).
2.13Termination and Suspension of Registration Rights.
(a)The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate, as to such Holder, upon the earliest to occur of:
(1)the closing of a Deemed Liquidation Event in which (x) the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or (y) if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2;
(2)such time after consummation of an IPO or Direct Listing, whichever is earlier, when the Holder (A) together with its “affiliates” (as determined under SEC Rule 144) holds less than 1% of the outstanding capital stock of the Company and (B) may immediately sell all of the Holder’s Registrable Securities under SEC Rule 144 without volume limitation, or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three-month period without registration;
(3)the fifth anniversary of the IPO or Direct Listing, as applicable (or such later date that is 180 days following the expiration of all deferrals of the Company’s obligations pursuant to Section 2 that remain in effect as of such anniversary); and
(b)The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall be suspended during any time as such Holder is a Sanctioned Party.
3.Information and Observer Rights.
3.1Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor:
(a)as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year;
(b)as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Investor to calculate its percentage equity ownership in the Company; provided, that the Company shall be deemed to have complied with this Section 3.1(c) if the Company has made accessible to such Major Investor the foregoing information via an online portal (e.g., Carta, Pulley, or another cap table management platform);
(d)as soon as practicable, the Company’s Approved Annual Budget; and
(e)such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(e) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or similar highly confidential information; or (ii) the disclosure of which would reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel.
If a Major Investor is not represented on the Board of Directors, the Company shall, concurrently with delivery to the Board of Directors, give a representative of such Major Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons.  Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to such Major Investor’s concerns regarding significant business issues facing the Company.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

If reasonably requested by a Major Investor, the Company shall provide the information required by, or reasonably requested pursuant to, this Section 3.1 to such Major Investor by uploading the information to a portfolio management platform.
Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. If a Major Investor is not represented on the Board of Directors, then such Major Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with such Major Investor regularly during each year at the Company’s facilities or as otherwise agreed, at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.
3.3Termination of Information Rights. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or Direct Listing, as applicable; (ii) with respect to any Investor that is or becomes a Sanctioned Party, for so long as such Investor is a Sanctioned Party; (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (iv) upon the closing of a Deemed Liquidation Event, whichever event occurs first.
3.4Confidentiality. Each IRA Party agrees that such IRA Party will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company (including notice of the Company’s intention to file a registration statement) or other information designated by the Company as confidential, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such IRA Party), (b) is or has been independently developed or conceived by such IRA Party without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such IRA Party by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an IRA Party may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such IRA Party, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such IRA Party in the ordinary course of business, provided that such IRA Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such IRA Party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
3.5Waiver of Statutory Information Rights.
(a)Each IRA Party hereby acknowledges and agrees that until the consummation of the earlier of the IPO or Direct Listing, as applicable, such IRA Party shall hereby be deemed to have unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of such IRA Party and all beneficial owners of the shares of Common Stock or Preferred Stock owned by such IRA Party (a “Beneficial Owner”), waived, and does hereby so waive, any rights such IRA Party or a Beneficial Owner might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. This waiver applies only in such IRA Party’s capacity as a stockholder and does not affect any other information and inspection rights such IRA Party may expressly have pursuant to Sections 3.1, 3.2 or 3.5(b) of this Agreement. Each IRA Party hereby further warrants and represents that such IRA Party has reviewed this waiver with its legal counsel, and that such IRA Party knowingly and voluntarily waives its rights as a stockholder otherwise provided by Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law).
(b)Within 15 days after request by any IRA Party that is not a Major Investor (but no more frequently than once per each quarter of each fiscal year of the Company), the Company shall deliver to such requesting IRA Party a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the relevant IRA Party to calculate its respective percentage equity ownership in the Company.
4.Rights to Future Stock Issuances.
4.1Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer to sell a portion of such New Securities to each Major Investor. The right of first offer in this Section 4 shall not be applicable with respect to any Major Investor, if at the time of such subsequent securities issuance, (a) the Major Investor is not an “accredited investor,” as such term is then defined in Rule 501(a) under the Securities Act, (b) the Major Investor is a “bad actor,” for purposes of Rule 506 under the Securities Act, and/or (c) the Board of Directors has reasonably determined that such Major Investor is a Competitor of the Company. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, as reasonably determined by the Board of Directors, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors and (y) agrees to enter into this Agreement and the Voting Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof) and provided that the Company shall not be obligated to offer or sell any New Securities to any Person that is a Sanctioned Party.
(a)The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)By notification to the Company within 20 days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such 20 day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).
(c)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the 90 day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.
(d)The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series A Preferred Stock pursuant to the Purchase Agreement.
4.2Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or Direct Listing, as applicable, or (ii) upon the closing of a Deemed Liquidation Event, whichever event occurs first.
5.Additional Covenants.
5.1Insurance. The Company shall maintain financially sound and reputable insurers, Directors and Officers liability insurance and shall obtain as soon as practicable, but in any event within 120 days of the date hereof, term “key person” insurance on Dr. Shanshan Xu, on terms and conditions approved by the Board of Directors, including the Preferred Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors, including the Preferred Directors, determines that such insurance should be discontinued. The key person policy shall name the Company as loss payee. No such policy shall be cancelable by the Company without prior approval by the Board of Directors, including the Preferred Directors.
5.2Employee Agreements. Unless otherwise approved by the Board of Directors, the Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, proprietary rights assignment agreement and, to the extent legally permissible, non-competition and non-solicitation agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.
5.3Employee Stock. Unless otherwise approved by the Board of Directors, all current and future employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four year period, with the first 25% of such shares vesting following 12 months of continued employment or service (or the date of grant in the case of a grant to an existing employee), and the remaining shares vesting in equal monthly installments over the following 36 months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. Without the prior approval by the Board of Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Board of Directors, the Company (x) shall not offer, allow or agree to any acceleration of vesting for its employees or consultants, and (y) shall retain (and not waive) a “right of first refusal” on employee transfers until the earlier of the Company’s IPO or Direct Listing, as applicable, and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.
5.4Board Matters. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Each non-employee director shall be entitled in such person’s discretion to be a member of all committees of the Board of Directors.
5.5Annual Budget. The Company shall, at least 30 days before the end of each fiscal year, prepare an annual budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months (the “Budget”). The Company shall submit the Budget to the Board of Directors for approval and the Budget, as may be revised by the Board of Directors, shall be approved by the Board of Directors (“Approved Annual Budget”).
5.6Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.
5.7Expenses of Counsel and Transaction Assistance in a Sale of the Company.
(a)Expense Reimbursement. In the event of a transaction that is a Sale of the Company (as defined in the Voting Agreement of even date herewith among the Investors, the Company and the other parties named therein) (a “Reimbursed Transaction”), the reasonable fees and disbursements, not to exceed $100,000 in the aggregate, of one counsel for the Investors (“Investor Counsel”), solely in their capacities as stockholders, shall be borne and paid by the Company.

(b)Sale of the Company. At the outset of considering a transaction, which if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions, which, individually or when aggregated with others, would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s).
(c)Joint Defense/Common Interest Agreement. In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense/common interest agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company’s counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense and/or common interest agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.
5.8Indemnification Matters. The Company hereby acknowledges that one or more of the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the

Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.8 and shall have the right, power and authority to enforce the provisions of this Section 5.8 as though they were a party to this Agreement.
5.9Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Salvia Investment GmbH, INCE Seed 2 Limited, BVF, DawnBio, RA Capital, Invus, Redmile and Janus (together with their respective Affiliates) (each, a “Professional Investment Organization”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict a Professional Investment Organization from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, no Professional Investment Organization shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Professional Investment Organization in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Professional Investment Organization to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not contravene the confidentiality obligations in Section 3.5 or otherwise in this Agreement or relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with such person’s fiduciary duties to the Company.
5.10Publicity. None of the Company, its subsidiaries or any of their respective representatives shall (a) use the name of any Major Investor or its Affiliates in any public manner or format (including reference on or links to websites, press releases, etc.) without the prior approval of such Major Investor or (b) issue any statement or communication to any third party (other than to their legal, accounting, financial and other professional advisors or as required by law or regulation) regarding such Major Investor’s investment in the Company without the consent of such Major Investor.  Notwithstanding the foregoing, the Company may, (i) if a Major Investor’s investment in the Company has been publicly disclosed by such Major Investor or with such Major Investor’s prior consent, from then forward confirm in non-public communications that such Major Investor has invested in the Company and provide any other information that has been previously disclosed by or with such Major Investor’s prior consent, and (ii) without the prior approval of such Major Investor, disclose the terms and/or amount of such Major Investor’s investment and such Major Investor’s identity (x) to an existing stockholder, a potential investor in, a potential lender to, or a potential acquiror or a potential strategic or collaboration partner of, the Company in connection with such potential party’s due diligence process or investment or other potential transaction with the Company (and to the Company’s and each such party’s respective legal, accounting and financial advisors) or (y) as required by law, rule, regulation or listing standard to do so; in which case the Company, to the extent permissible under applicable law, other than in the case of filings with the Securities and Exchange Commission, stock exchange applications or filings or other routine regulatory filings, (A) shall promptly notify such Major Investor of such requirement and will cooperate with such Major Investor to the extent practicable to limit the information disclosed to only such information that the Company, as advised by counsel, is required by law to be disclosed; and (B) will, to the extent practicable and at the request and sole expense of such Major Investor use commercially reasonable efforts to seek to obtain a protective order over, or confidential treatment of, such information.
5.11Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.6, 5.7(a) and 5.8, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or Direct Listing, as applicable, or (ii) upon a Deemed Liquidation Event, whichever event occurs first; or (iii) with respect to any obligation to an Investor that is or becomes a Sanctioned Party, for so long as such Investor is a Sanctioned Party.
6.Miscellaneous.
6.1Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, together with its Affiliates, would be a Major Investor; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11; and (z) such assignee is not a Sanctioned Party. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.2Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5Notices.
(a)General. All notices, requests and other communications given, made or delivered pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given, made or delivered upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or (as to the Company) to the address set forth on the signature page hereto, or, in any case, to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019-6142, attention: Stephen Thau, email: sthau@orrick.com.
(b)Consent to Electronic Notice. Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party to this Agreement agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
6.6Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock then held by the Investors (voting as a single separate class and on an as-converted basis, but excluding for the avoidance of doubt any shares held by Converted Holders); provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. For the avoidance of doubt, Registrable Securities do not include any shares held by a Person that is a Sanctioned Party, provided further that the Company may in its sole discretion waive compliance with any provision of this Agreement if observance of the terms would cause the Company or any Investor to be in violation of applicable Sanctions. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); provided, however, if, after giving effect to any waiver of Section 4.1 or any provision pertaining to Section 4.1 with respect to a particular transaction, a waiving Major Investor in fact purchases New Securities in such transaction (such Major Investor, a “Participating Investor”), the aforementioned waiver shall be deemed to apply to any Major Investor only if that Major Investor has been provided the opportunity to purchase a proportional number of the New Securities in such transaction based on the pro rata purchase right of each Major Investor set forth in Section 4.1, assuming a transaction size determined based upon the amount purchased by the Participating Investor that invested the largest percentage in such transaction, (b) Sections 3.1, 3.2 and 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Section 6.6) may be amended, modified, terminated or waived with only (and only with) the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors, and (c) no provision that names a specific Investor (including this clause (c)) by name may be amended or waived with respect to, or terminated pursuant to this Section 6.6 relative to, such Investor without such Investor’s written consent. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor, or permitted assign entered into or approved such amendment, termination or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.7Severability. In case any provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.8Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.
6.9Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock, may become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.10Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect. This Agreement (including the Exhibits and any Schedules hereto) together with the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among the parties are expressly canceled.
6.11Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT

OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.12Costs of Enforcement. Each party will bear its own costs in respect of any disputes arising under this Agreement.
6.13Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.14Special Mandatory Conversion. Notwithstanding anything to the contrary herein, if, at any time following the date of this Agreement, any shares of Preferred Stock held by any Investor hereunder are converted to Common Stock pursuant to the Special Mandatory Conversion, such Investor shall automatically, and without any further action of the Company or such Investor, continue to be bound by and subject to the terms of this Agreement as a Converted Holder and an IRA Party, and thereafter such Converted Holder shall cease to be deemed an Investor for all purposes under this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

BAMBUSA THERAPEUTICS, INC.

By:	/s/ Dr. Shanshan Xu

Name: Dr. Shanshan Xu
Title: President

Address:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MINENG, INC.

By:	/s/ Dr. Shanshan Xu
Name: Dr. Shanshan Xu
Title: President

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL NEXUS FUND III, L.P.
By: RA Capital Nexus Fund III GP, LLC
Its: General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debbane
Name: Raymond Debbane
Title: President of its General Partner

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC - SERIES ADAR1

By:	/s/ Ken Foley
Name: Ken Foley
Title: Manager of Spearhead IDF Partners, LLC, the Manager of Spearhead Insurance Solutions IDF, LLC – Series ADAR1

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADAR1 PARTNERS, LP

By:	/s/ Daniel Schneeberger
Name: Daniel Schneeberger
Title: Manager of ADAR1 Capital Management GP, LLC, the General Partner of ADAR1 Partners, LP

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALZUFER HOLDING INC.

By:	/s/ Fabian Rivero
Name: Fabian Rivero
Title: Manager

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DAWN HOLDCO SCSP
By: its General Partner, Dawn Holdco GP S.à.r.l

By:	/s/ Thomas Weber
Name: Thomas Weber
Title: Manager

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALVIA INVESTMENT GMBH

By:	/s/ Helmut Jeggle
Name: Helmut Jeggle
Title: Managing Director

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INCE CAPITAL PARTNERS II, L.P.

By:	/s/ Paul Keung
Name:
Title:

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INCE SEED 2 LIMITED

By:	/s/ Paul Keung
Name:
Title:

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RLG GMBH

By:	/s/ Sean Marett
Name: Sean Marett
Title: Managing Director

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE TRADING FUND OS LP

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc. General Partner BVF Partners L.P., itself Sole Member of BVF Partners OS Ltd., itself General Partner Biotechnology Value Trading Fund OS LP

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MSI BVF SPV, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, LLC

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

REDMILE BIOPHARMA INVESTMENTS III, L.P.
By: Redmile Biopharma Investments III (GP), LLC, its general partner

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED
By: Janus Henderson Investors US LLC, its investment advisor

By:	/s/ Daniel S. Lyons
Name: Daniel S. Lyons
Title: Authorized Signatory

Address:

Email:
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the undersigned party has joined this Amended and Restated Investors’ Rights Agreement, as amended, as of the date below.

INVESTOR:

INCE 227 LIMITED

By:	/s/ Magdelene Teo
Name: Magdelene Teo
Title: Authorized Signatory

Address:

Email:

Date:	October 31, 2025
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the undersigned party has joined this Series A-2 Preferred Stock Purchase Agreement as of the date below.

PURCHASER:

THOMAST GMBH

By:	/s/ Thomas Strüngmann
Name: Thomas Strüngmann
Title: Managing Director

Address: Rosenheimer Platz 6 81669 Munich Germany

Email: ts@athos-fo.de

Date:	January 8, 2026
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

IN WITNESS WHEREOF, the undersigned party has joined this Amended and Restated Investors’ Rights Agreement, as amended October 31, 2025, as of the date below.

INVESTOR:

THE SHANSHAN XU 2025 IRREVOCABLE FAMILY TRUST

By:	/s/ Brian W. Monnich
Name: Brian W. Monnich
Title: Trustee

Address:

Email:

Date:	May 6, 2026
SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF BAMBUSA THERAPEUTICS, INC.

SCHEDULE A
INVESTORS
Salvia Investment GmbH
INCE Seed 2 Limited
MiNeng, Inc.
RLG GmbH
Biotechnology Value Fund, L.P.
Biotechnology Value Fund II, L.P.
Biotechnology Value Trading Fund OS LP
MSI BVF SPV, LLC
Dawn Holdco SCSp
Robert Nelsen
RLG GmbH
Salzufer Holding Inc.
RA Capital Healthcare Fund, L.P.
RA Capital Nexus Fund III, L.P.
Redmile Biopharma Investments III, L.P.
ADAR1 Partners, LP
Spearhead Insurance Solutions IDF, LLC - Series ADAR1
Invus Public Equities, L.P.
Janus Henderson Biotech Innovation Master Fund Limited
INCE Capital Partners II, L.P.
Ince 227 Limited
The Shanshan Xu 2025 Irrevocable Family Trust
ThomasT GmbH

AMENDMENT NO. 1 TO
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amendment No. 1 to Amended and Restated Investors’ Rights Amendment (this “Amendment”) is made as of October 31, 2025, by and among Bambusa Therapeutics, Inc., a Delaware corporation (the “Company”) and the undersigned Investors (the “Investors”). Except as otherwise stated herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Investors are party to that certain Amended and Restated Investors’ Rights Agreement, dated as of February 12, 2025 (the “Agreement”);
WHEREAS, the Company has authorized a new series of shares of its capital stock designated Series A-2 Preferred Stock, and the parties desire to amend the Agreement to, among other things, incorporate certain references to such Series A-2 Preferred Stock;
WHEREAS, pursuant to Section 6.6 of the Agreement, any term of the Agreement may be amended or waived only with the written consent of (i) the Company and (ii) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock then held by the Investors (voting as a single separate class and on an as-converted basis); and
WHEREAS, the undersigned, together with the Company constitute the requisite parties necessary to amend the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:
1.Section 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:
“1.6 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the development of antibodies for the treatment of immunological and inflammatory (I&I) disorders, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor, in each case as determined in the good faith judgment of the Board of Directors. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that none of RA Capital, BVF, DawnBio, Invus Public Equities, L.P. (“Invus”), Redmile Biopharma Investments III,

L.P. (“Redmile”), Janus Henderson Biotech Innovation Master Fund Limited (“Janus”), ADAR1 Partners, LP, Spearhead Insurance Solutions IDF, LLC - Series ADAR1 (together with ADAR1 Partners, LP, “ADAR1”), or Salzufer Holding Inc., or any of their respective Affiliates, shall be deemed to be a Competitor for purposes of this Agreement; provided that in the event that, but for the foregoing carveout, such Investor would meet the definition of Competitor for the purposes of this Agreement, such Investor shall (i) subject to any obligations of confidentiality, promptly notify the Company of such occurrence in writing, and (ii) ensure that adequate controls are instituted, such that any Person that receives confidential information of the Company is not actively engaged in the management or direction of such competitive business.
2.Section 1.28 of the Agreement is hereby amended and restated in its entirety to read as follows:
“1.28 “Preferred Stock” means preferred stock, $0.00001 par value per share, of the Company.
3.The first sentence of Section 5.9 of the Agreement is hereby amended and restated in its entirety to read as follows:
“The Company hereby agrees and acknowledges that each of Salvia Investment GmbH, INCE Seed 2 Limited, BVF, DawnBio, RA Capital, Invus, Redmile, Janus, and ADAR1 (together with their respective Affiliates) (each, a “Professional Investment Organization”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted).”
4.Effectiveness and Effect of Amendment. This Amendment shall become effective upon the execution hereof. Except as amended as set forth herein, the Agreement shall continue in full force and effect.
5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.Governing Law. This Amendment shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

BAMBUSA THERAPEUTICS, INC.

By:	/s/ Dr. Shanshan Xu
Name: Dr. Shanshan Xu
Title: Chief Executive Officer and President

Address: 22 Boston Wharf Road Floor 7 Boston, MA 02210 United States

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALVIA INVESTMENT GMBH

By:	/s/ Helmut Jeggle
Name: Helmut Jeggle
Title: Managing Director

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MINENG, INC.

By:	/s/ Dr. Shanshan Xu
Name: Dr. Shanshan Xu
Title: President

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL NEXUS FUND III, L.P.
By: RA Capital Nexus Fund III GP, LLC
Its: General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DAWN HOLDCO SCSP
By: its General Partner, Dawn Holdco GP S.à.r.l

By:	/s/ Thomas Weber
Name: Thomas Weber
Title: Manager

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALZUFER HOLDING INC.

By:	/s/ Fabian Rivero
Name: Fabian Rivero
Title: Manager

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE TRADING FUND OS LP

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc. General Partner BVF Partners L.P., itself Sole Member of BVF Partners OS Ltd., itself General Partner Biotechnology Value Trading Fund OS LP

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MSI BVF SPV, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, LLC

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED
By: Janus Henderson Investors US LLC, its investment advisor

By:	/s/ Daniel S. Lyons
Name: Daniel S. Lyons
Title: Authorized Signatory

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

REDMILE BIOPHARMA INVESTMENTS III, L.P.
By: Redmile Biopharma Investments III (GP), LLC, its general partner

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INCE SEED 2 LIMITED

By:	/s/ Paul Keung
Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INCE CAPITAL PARTNERS II, L.P.

By:	/s/ Paul Keung
Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debanne
Name: Raymond Debbane
Title: President of its General Partner

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADAR1 PARTNERS, LP

By:	/s/ Daniel Schneeberger
Name: Daniel Schneeberger
Title: Manager of ADAR1 Capital Management GP, LLC, the General Partner of ADAR1 Partners, LP

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC - SERIES ADAR1

By:	/s/ Ken Foley
Name: Ken Foley
Title: Manager of Spearhead IDF Partners, LLC, the Manager of Spearhead Insurance Solutions IDF, LLC – Series ADAR1

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RLG GMBH

By:	/s/ Sean Marett
Name: Sean Marett
Title: Managing Director

Address:

Email: